Exhibit 99.1

Company Contact — Jim Dorsey
BioClinica, Inc.
267-757-3040 Investor Contact — Linda Decker Financial Media — Bill Gordon Porter, LeVay & Rose, Inc. 212-564-4700 Trade Media Contact — Beth Nestlerode Diccicco Battista Communications 215-957-0300

FOR IMMEDIATE RELEASE
BIOCLINICA ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS
— Conference Call Today at 11:00 A.M. EDT --
NEWTOWN, PA, August 4, 2010 — BioClinica™, Inc. (NASDAQ: BIOC), a global provider of clinical trial management services, today announced its financial results for the second quarter and six months ended June 30, 2010.
Financial highlights for the quarter ended June 30, 2010 include:
•	Service revenues were $15.7 million as compared with $13.9 million for the same period 2009.

•	GAAP income from operations was $812,000 as compared with $702,000 for the same period 2009.

•	GAAP net income was $497,000, or $0.03 per fully diluted share, as compared with $529,000, or $0.04 per fully diluted share, for the same period 2009.

•	Non-GAAP income from operations was $1.5 million as compared with $1.4 million for the same period 2009.

•	Non-GAAP net income was $945,000, or $0.06 per fully diluted share, as compared with $1.0 million, or $0.07 per fully diluted share, for the same period 2009.

•	Backlog was $104.2 million as of June 30, 2010, as compared with $94.1 million as of June 30, 2009.
Financial highlights for the six months ended June 30, 2010 include:
•	Service revenues were $30.4 million as compared with $28.4 million for the same period 2009.

•	GAAP income from operations was $2.0 million as compared with $1.9 million for the same period 2009.

•	GAAP net income was $1.2 million, or $0.08 per fully diluted share, as compared with $1.3 million, or $0.09 per fully diluted share, for the same period 2009.

•	Non-GAAP income from operations was $3.3 million as compared with $3.0 million for the same period 2009.

•	Non-GAAP net income was $2.0 million, or $0.13 per fully diluted share, as compared with $2.1 million, or $0.14 per fully diluted share, for the same period 2009.
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Mark Weinstein, CEO of BioClinica said, “This was a very productive quarter as we worked on integrating our recent acquisitions, prepared to launch several new products and continued investing in our technology and operational infrastructure. Each of our development projects, including new and upgraded technology-enabled service offerings as well as internal systems to improve operational efficiencies, is a key component to our continued success. Our products need to be best-in-class and our internal systems must support our ability to be the highest quality, lowest cost producer.”
Mr. Weinstein added, “Of particular note we were pleased to be able to launch the enhanced TranSenda clinical trial management system (CTMS), which included BioClinica enhancements, infrastructure and rebranding, at the DIA Conference in June. This was done in a remarkably fast turnaround time, in that we completed the TranSenda acquisition in March of 2010. The BioClinica CTMS system, which is built on the Microsoft .NET framework, is a full-functioning expandable clinical trial system that is a viable, cost-effective solution for any size pharmaceutical or medical device company.”
“We are also working on finalizing the development of BioClinica’s next-generation Trident IVR/IWR interactive response system and are on track to launch it during the second half of this year,” Mr. Weinstein continued. “This system is in its final stages of testing and validation and we are in active discussions with several major pharmaceutical companies about adopting the system for use on a global basis. Feedback from the marketplace has validated our assumption that this product will provide sponsors with the most comprehensive, cost-effective IVR/IWR product in the market. Additionally, when this product is implemented alongside BioClinica Optimizer, our clients will have the only comprehensive system that will allow them to optimize their clinical supplies/randomization schemes at the start of a study, have that optimized scheme automatically configure the majority of their IVR/IWR, and then once the study is operational, re-optimize on a continual basis using real-time information from the Trident IVR/IWR.”
“Our focus on our imaging core lab services remains strong and we continue to make investments that improve our operational efficiencies and increase our image analysis capabilities. Our development efforts this quarter included enhancing our new WebSend product to support the electronic transport of images from the various imaging modalities that are used across therapeutic areas, including cardiology, oncology, musculoskeletal and central nervous system disorders.” He added, “Further, we made significant investments to enhance our imaging core lab services, including the BioPACS™ and BioREAD™ systems. When integrated with WebSend, we believe these new systems will fortify our position as a state-of-the-art imaging core lab and provide operational efficiencies that are expected to result in significant cost savings as new studies are brought on to this platform.”
Mr. Weinstein concluded, “While we are seeing improvements in overall market activity, and are pleased to report backlog increased 10.7% year over year, we continue to experience delays in contract executions and project starts relative to signings. As a result, we now expect our second half results will be sequentially flat with our first half results, and are therefore narrowing our full year service revenue guidance to $61 to $63 million, and lowering our full year non-GAAP EPS to be in the range of $0.25 to $0.30 per share and correspondingly our GAAP EPS to be in the range of $0.15 to $0.20 per share.”
Conference Call Information
Management of BioClinica, Inc. will host a conference call today (August 4, 2010) at 11:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S.; international callers may telephone 201-689-8261, approximately 15 minutes before the call. There will be a simultaneous webcast on www.bioclinica.com. A digital replay will be available by telephone approximately two hours after the call’s completion for two weeks, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, Acct# 360; Replay ID# 353964. The replay will also be on the website under “Investor Relations” at www.bioclinica.com for two weeks.
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Non-GAAP Financial Information
BioClinica is providing information on 2010 and 2009 non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share that exclude certain items, as well as the related income tax effects, because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs. We believe the non-GAAP information provides supplemental information useful to investors in comparing our results of operations on a consistent basis from period to period. Management uses these non-GAAP measures in assessing our core operating performance and evaluating our ongoing business operations. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. Therefore, the information may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are included below in this press release.
About BioClinica, Inc.
BioClinica, Inc. is a leading global provider of integrated, technology-enhanced clinical trial management services. BioClinica supports pharmaceutical and medical device innovation with imaging core lab, internet image transport, electronic data capture, interactive voice and web response, Microsoft Office-Smart clinical trial management, and clinical supply chain forecasting and optimization solutions. BioClinica services maximize efficiency and manageability throughout all phases of the clinical trial process. With more than 20 years of experience and over 2,000 successful trials to date, BioClinica has supported the clinical development of many new medicines from early phase trials through final approval. BioClinica operates state-of-the-art, regulatory-body-compliant imaging core labs on two continents, and supports worldwide eClinical and data management services from offices in the United States, Europe and Asia. For more information, please visit www.bioclinica.com.
Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the consummation and the successful integration of current and proposed acquisitions, the timing of projects due to the variability in size, scope and duration of projects, estimates and guidance made by management with respect to the Company’s financial results, backlog, critical accounting policies, regulatory delays, clinical study results which lead to reductions or cancellations of projects, and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. You should review the Company’s filings, especially risk factors contained in the Form 10-K and the recent Form 10-Q.
- FINANCIAL TABLES TO FOLLOW —

BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	06/30/10	06/30/09	06/30/10	06/30/09
Service revenues	15,688	13,921	30,434	28,396
Reimbursement revenues	3,703	3,142	7,061	5,737

Total revenues	$19,391	$17,063	$37,495	$34,133

Costs and expenses:
Cost of service revenues	9,946	8,608	18,897	17,669
Cost of reimbursement revenues	3,703	3,142	7,061	5,737
Sales & marketing expenses	2,565	2,166	4,775	4,322
General & admin. expenses	1,916	1,867	3,988	3,784
Amortization of intangible assets related to acquisitions	138	112	279	231
Mergers & acquisition related costs	311	—	516	—
Restructuring costs	—	466	—	466

Total cost and expenses	18,579	16,361	35,516	32,209

Income from operations	812	702	1,979	1,924
Interest income (expense) — net	(2)	7	1	27

Income before income tax	810	709	1,980	1,951
Income tax provision	313	180	772	636

Net income	497	529	1,208	1,315

Basic earnings per share	$0.03	$0.04	$0.08	$0.09

Weighted average number of shares — basic	15,155	14,356	14,852	14,341

Diluted earnings per share	$0.03	$0.04	$0.08	$0.09

Weighted average number of shares — diluted	16,065	15,118	15,861	15,101
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BIOCLINICA, INC. AND SUBSIDIARIES
GAAP to non-GAAP Reconciliation (1)
(In thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	06/30/10	06/30/09	06/30/10	06/30/09
GAAP income from operations	812	702	1,979	1,924
Stock-based compensation*	285	161	520	397
Amortization of intangible assets related to acquisitions	138	112	279	231
Merger & acquisition related costs	311	—	516	—
Restructuring charges	—	466	—	466

Non-GAAP income from operations	1,546	1,441	3,294	3,018

GAAP income from operations, net of taxes	497	529	1,208	1,315
Stock-based compensation, net of taxes	174	111	317	268
Amortization of intangible assets related to acquisitions, net of taxes	84	80	170	156
M&A related cost, net of taxes	190	—	315	—
Restructuring charges, net of taxes	—	314	—	314

Non-GAAP income from operations, net of taxes	945	1,034	2,010	2,053

GAAP diluted earnings per share	$0.03	$0.04	$0.08	$0.09

Non-GAAP diluted earnings per share	$0.06	$0.07	$0.13	$0.14

*Stock based compensation included in total costs and expenses is as follows:
Cost of service revenues	99	56	189	143
Sales and marketing expenses	13	8	26	20
General and admin. expenses	173	97	305	234

Total stock-based compensation	285	161	520	397

(1) This table presents a reconciliation of GAAP to non-GAAP income from operations, net income and diluted earnings per share for the three and six months ended June 30, 2010 and 2009. The non-GAAP information excludes the impact of stock-based compensation, amortization of intangible assets related to acquisitions, restructuring charges and merger and acquisition costs.
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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(unaudited)
ASSETS

	June 30, 2010	December 31, 2009
Current assets:
Cash and cash equivalents	$11,569	$14,570
Accounts receivable, net	11,125	10,966
Prepaid expenses and other current assets	1,844	1,869
Deferred income taxes	3,023	3,370

Total current assets	27,561	30,775
Property & equipment, net	12,689	9,040
Intangibles, net	2,789	1,969
Goodwill	34,327	32,933
Deferred income taxes	86	—
Other assets	583	620

Total assets	$78,035	$75,337

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,789	$3,899
Accrued expenses and other current liabilities	3,665	4,134
Deferred revenue	12,008	14,256
Current liability for acquisition earn-out	1,257	1,184

Total current liabilities	21,719	23,473
Long-term liability for acquisition earn-out	1,771	1,657
Deferred income taxes	1,257	1,167
Other liability	709	505

Total liabilities	25,456	26,802

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	46,143	43,104
Contingent consideration	1,309	1,309
Retained earnings	5,247	4,039
Accumulated other comprehensive income (loss)	(124)	79

Total stockholders’ equity	52,579	48,535

Total liabilities & stockholders’ equity	$78,035	$75,337

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BIOCLINICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	For the Six Months Ended
	06/30/10	06/30/09
Cash flows from operating activities:
Net income	1,208	1,315
Adjustments to reconcile net income to net cash provided by
Operating activities:
Depreciation and amortization	1,588	1,322
Provision for deferred income taxes	285	544
Bad debt (recovery) expense	(22)	84
Stock based compensation expense	520	368
Accretion of acquisition earn-out	188	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	160	2,772
(Increase) decrease in prepaid expenses and other current assets	(54)	208
Decrease in other assets	49	108
Increase (decrease) in accounts payable	665	(1,734)
Decrease in accrued expenses and other current liabilities	(762)	(1,013)
Decrease in deferred revenue	(2,240)	(2,546)
Increase in other liabilities	248	28

Net cash provided by operating activities	$1,833	$1,456

Cash flows from investing activities:
Purchases of property and equipment	(4,816)	(1,567)
Net cash received for sale of assets of discontinued operations	—	500

Net cash used in investing activities	$(4,816)	$(1,067)

Cash flows from financing activities:
Payments under equipment lease obligations	—	(33)
Excess tax benefit related to stock options	30	—
Proceeds from exercise of stock options	22	3

Net cash provided by (used in) financing activities	$52	$(30)

Effect of exchange rate changes on cash	(70)	(2)

Net (decrease) increase in cash and cash equivalents	(3,001)	357
Cash and cash equivalents at beginning of period	14,570	14,265

Cash and cash equivalents at end of period	$11,569	$14,622

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